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                                                                      EXHIBIT 21

                                IMAX CORPORATION

                        SUBSIDIARIES OF IMAX CORPORATION


Significant and other major subsidiary companies of the Registrant, as at December 31, 2004, comprise of the following:

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
                                                           JURISDICTION OF    PERCENTAGE HELD BY
NAME OF SUBSIDIARY                                           ORGANIZATION          REGISTRANT
------------------                                         ---------------    ------------------


David Keighley Productions 70MM Inc.                       Delaware                   100%
IMAX II U.S.A. Inc.                                        Delaware                   100%
IMAX Chicago Theatre LLC                                   Delaware                   100%
IMAX Indianapolis LLC                                      Indiana                    100%
IMAX Japan Inc.                                            Japan                      100%
IMAX Minnesota Holding Co.                                 Delaware                   100%
IMAX (Netherlands) B.V.                                    Netherlands                100%
IMAX Rhode Island Limited Partnership                      Rhode Island               100%
IMAX Sandde Animation Inc.                                 Ontario                    100%
IMAX Scribe Inc.                                           Delaware                   100%
IMAX Space Ltd.                                            Ontario                    100%
IMAX Theatre Holding Co.                                   Delaware                   100%
IMAX Theatre Holdings (OEI) Inc.                           Delaware                   100%
IMAX Theatre Management Company                            Delaware                   100%
IMAX Theatre Services Ltd.                                 Ontario                    100%
IMAX U.S.A. Inc.                                           Delaware                   100%
Miami Theatre LLC                                          Delaware                   100%
Parker Pictures Ltd. (formerly Mitey Cinema Inc.)          Ontario                    100%
Nyack Theatre LLC                                          New York                   100%
Ridefilm Corporation                                       Delaware                   100%
Sacramento Theatre LLC                                     Delaware                   100%
Sonics Associates, Inc.                                    Alabama                    100%
Starboard Theatres Ltd.                                    Canada                     100%
Tantus Films Ltd.                                          Canada                     100%
Wire Frame Films Ltd.                                      Ontario                    100%
RPM Pictures Ltd.                                          Ontario                    100%
Tantus II Films Ltd.                                       Ontario                    100%
Big Engine Films Inc.                                      Delaware                   100%
Taurus-Littrow Productions Inc.                            Delaware                   100%
3D Sea II Ltd.                                             Ontario                    100%
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